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                                                                   Exhibit 21.01

                              LIST OF SUBSIDIARIES

Entity                                    Jurisdiction of Incorporation
------                                    -----------------------------

Ocular Sciences Puerto Rico, Inc.         Delaware

Ocular Sciences Canada, Inc.              Province of New Brunswick

Ocular Sciences Limited                   United Kingdom
(formerly Precision Lens
Laboratories Ltd.)

Ocular Sciences Hungary Ltd.              Budapest, Hungary